SERIES B CONVERTIBLE PREFERRED STOCK AGREEMENT

THIS SERIES B CONVERTIBLE PREFERRED STOCK AGREEMENT (this “Agreement”) is made as of the ____th day of ________, 201__ by and between Alon USA Energy, Inc., a Delaware corporation (the “Company”), Alon Brands, Inc., a Delaware corporation (“Alon Brands”) and ____________________, a _________________ formed under the laws of __________________ (the “Investor”).
WHEREAS, in February 2011 Alon Brands issued $30.0 million five-year unsecured notes (the “Alon Brands Notes”) and in March 2011 the Company issued 3,092,783 warrants to purchase shares of Common Stock (as defined below) at an initial exercise price per share of $9.70 (the “Alon Warrants”) to a group of investors pursuant the terms of the Loan Agreements (as defined below);
WHEREAS, the Investor is the holder of $____________ of the Alon Brands Notes (the “Investor Notes”) and the holder of Alon Warrants for the purchase of _____________ shares of Common Stock (the “Investor Warrants”);
WHEREAS, prior to the date hereof and with the Investor's consent, Alon Brands assigned to the Company, and the Company assumed all of Alon Brands’ obligations under the Investor Notes;
WHEREAS, the Company desires to repay the Investor Notes in full to the Investor and issue to the Investor Series B Convertible Preferred Stock, par value $0.01 per share of the Company (the “Preferred Stock”) in consideration for the payment by the Investor of $____________ and the delivery by the Investor of the Investor Warrants; and
WHEREAS, Alon Brands, an indirect subsidiary of the Company, and each other party hereto will benefit from this Agreement and acknowledges and agrees to the terms set forth herein.
The parties hereby agree as follows:
1.Closing Deliveries    .
1.1.On the Closing Date the Company shall:

(a)	repay in cash in full the Investor Notes in an aggregate amount of $______________;

(b)	pay the accrued but unpaid interest on the Investor Notes pursuant to its terms; and

(c)	issue to the Investor ______________ shares of the Preferred Stock.
1.2.On the Closing Date the Investor shall:

(a)	deliver the Investor Notes to the Company;

(b)	deliver the Investor Warrants to the Company; and

(c)	pay in cash $_______________ to the Company.
1.3.The shares of the Preferred Stock issued to the Investor pursuant to this Agreement shall be referred to in this Agreement as the “Shares” and shall be governed by the terms set forth in the Certificate of Designation (as defined below).
1.4.For avoidance of doubt, except with respect to any amounts due pursuant to Section 1.1(b) above, no actual payment of cash shall be exchanged by the Company and the Investor with respect to the transactions contemplated herein and the payment by the Company for the amount set forth in Section 1.1(a) shall be made by way of set-off against the amount to be paid by Investor pursuant to Section 1.2(c).
1.5.Upon the delivery of the Investor Notes and the Investor Warrants by the Investor and the issuance of the Shares by the Company, the Investor has no further rights under (a) the Loan Agreements (as defined below), (b) the Warrant Agreements (as defined below) and (c) all ancillary agreements entered into in connection therewith.
1.6.Defined Terms Used in this Agreement    . In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are not open for business.
“Certificate of Designation” means the certificate of designation for the Preferred Stock in the form of Exhibit A attached hereto.
“Closing Date” shall mean March 8, 2012 or another date agreed to between the parties.
“Common Stock” means the Company’s common stock, par value $0.01 per share.
“Loan Agreements” means (i) the Loan Agreement by and between Alon Brands and Alon Israel Oil Company, Ltd., an Israel limited liability company dated February 21, 2011, (ii) the Loan Agreement by and between Alon Brands and FIMI Opportunity IV, L.P., a Delaware limited partnership dated February 21, 2011, and (iii) the Loan Agreement by and between, Alon Brands and FIMI Opportunity IV, Limited Partnership, an Israel limited partnership dated February 21, 2011.
“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Warrant Agreements” means (i) the Warrant Agreement by and between the Company, Alon Brands and Alon Israel Oil Company, Ltd., an Israel limited liability company dated March 14, 2011, (ii) the Warrant Agreement by and between the Company, Alon Brands and FIMI Opportunity IV, L.P., a Delaware limited partnership dated March 10, 2011, and (iii) the Warrant Agreement by and between the Company, Alon Brands and FIMI Opportunity IV, Limited Partnership, an Israel limited partnership dated March 10, 2011.
2.Representations and Warranties of the Company    . The Company hereby represents and warrants to the Investor as of the Closing Date that:
2.1.Organization, Good Standing and Corporate Power    . The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted.
2.2.Authorization    . All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Shares at the Closing Date, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing Date, and the issuance and delivery of the Shares has been taken. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
2.3.Valid Issuance of Shares    . The Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement or the Certificate of Designation, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investor. Assuming the accuracy of the representations of the Investor in Section 3 of this Agreement and subject to the filings described in Section 2.4 below, the Shares will be issued in compliance with all applicable federal and state securities laws.
2.4.Governmental Consents and Filings    . Assuming the accuracy of the representations made by the Investor in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any U.S. federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to the Securities Act and applicable state securities laws.
2.5.No Prohibition. No law or order of any governmental entity is in effect, or stayed pending appeal, which restrains or prohibits, or renders unlawful, the Company’s consummation of the transactions contemplated by this Agreement. No claim, action, suit investigation or other proceeding is pending or, to the Company’s knowledge, threatened before any governmental entity, which purports to enjoin or restrain the Company or to seek relief from or against the Company, or which could result in an order prohibiting the Company from, consummating the transactions contemplated by this Agreement.
2.6.No Violation    . The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s Certificate of Incorporation or Bylaws, each as amended to date, (ii) of any judgment, order, writ or decree binding on the Company, (iii) under any contract, agreement, note, indenture or mortgage to which the Company is a party or by which its properties and assets are bound, or (iv) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, in each case the violation of which would have a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of the Company.
3.Representations and Warranties of the Investor    . The Investor hereby represents and warrants to the Company as of the Closing Date that:
3.1    Existence; Good Standing; Authorization    . Such Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Investor has full power and authority to enter into this Agreement. This Agreement constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
3.2    Ownership of Investor Notes and Investor Warrants; No Liens. The Investor is the beneficial owner of the Investor Notes and the Investor Warrants being delivered by such Investor and are being delivered hereunder free and clear of all liens and encumbrances.
3.3    Purchase Entirely for Own Account. The Investor is acquiring the Shares on the Closing Date, and, upon any conversion of the Shares for Common Stock, will acquire such Common Stock (together with the Shares, the “Securities”), for investment purposes only, for its own account, not as a nominee or agent for any other Person, and without a view to or any current intention to make any offer for sale or resale, resale, solicitation of any offer to purchase or any distribution thereof. No Investor has entered into any contract, undertaking, agreement or arrangement with any other person providing for the sale, resale or transfer of any of the Securities or any interest therein. The Investor understands and acknowledges that (a) none of the Securities has been registered pursuant to the Securities Act or under the securities laws of any state of the United States in reliance upon specific exemptions from registration thereunder; (b) none of the Securities and no interest therein may be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of or any offer to purchase any of the Securities or any interest therein may be solicited by the Investor except in compliance with the Securities Act and applicable state securities laws; (c) because of the restrictions on resale, the Investor must bear the economic risk of its investment in the Securities for an indefinite period of time or until the offer, sale and resale of the Securities has been registered; (d) the records of the Company will contain a notation stopping transfer of the Securities unless the transfer of the Securities is made in a transaction that is the subject of such an effective registration or that is exempt from the registration requirements of the Securities Act and applicable state securities laws; (e) other than as set forth herein, the Company does not have any obligation to register the offer and resale of any of the Securities; and (f) that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, any of the Securities.
3.4    Investment Experience. The Investor is entering into this Agreement for its own account. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters required in order to evaluate the merits and risks of investments of this type and reach an informed business and financial decision regarding the transactions contemplated herein.
3.5    Access to Information. The Investor has reviewed the most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Schedule 14A of the Company filed with the Securities and Exchange Commission, the Current Reports on Form 8-K of the Company filed with or furnished to the Securities and Exchange Commission since March 15, 2011, the terms of the Preferred Stock in the Certificate of Designation and the description of the Common Stock contained in the Registration Statement on Form S-1 of the Company (File No. 333-163430) as filed with the Securities and Exchange Commission on August 9, 2010.
3.6    No Sales in Contravention of the Securities Act. The Investor will not offer for sale, solicit offers to purchase, sell, transfer, convey or assign or distribute any of the Securities in any matter that would violate or cause the Company to violate or to have violated the registration requirements of the Securities Act, and will make any transfer, conveyance or assignment of the Securities on terms that will cause the transferee or assignee of the Securities to adhere to the terms of this Section 3.6.
3.7    No Public Market    . The Investor understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares. The Investor understands that the Shares are new securities for which there is currently no active market. The Company has made no assurances that a trading market for the Shares will ever develop. The Investor understands that the Company does not intend to list the Shares on any securities exchange.
3.8    Legends    . The Investor understands that the Shares and any securities issued in respect of, upon conversion of or in exchange for the Shares, may bear any legend set forth in, or required by, the Certificate of Designation or by any federal or state securities laws to the extent such laws are applicable to the Shares represented by the certificate so legended.
3.9    Foreign Investor    . The Investor hereby represents that it has satisfied itself as to the full observance of the laws of any foreign jurisdiction under which it is formed (as applicable) in connection with the offer for and purchase of the Shares or any use of this Agreement, including (a) the legal requirements within such foreign jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Investor’s acquisition of and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of any foreign jurisdiction under which such Investor is formed.

3.10    Finders’ Fee. The Investor has not made (and is not bound by) any arrangement under which any broker, underwriter, investment banker, financial advisor or other Person is entitled to any fee with respect to services in such capacity in connection with the transactions contemplated by this Agreement.
4.Registration of Common Stock    . The Company shall file within ninety (90) days after the Closing Date a Registration Statement on a Form S-3, if the Company is eligible to use such form (or on a Form S-1 if the Company is not eligible to use Form S-3), with the Securities and Exchange Commission (“SEC”) and use commercially reasonable efforts to cause the SEC to declare such Registration Statement effective in order to register for resale (a) the Common Stock issuable upon conversion of the Shares and (b) any Common Stock issuable as a dividend on the Shares.
5.Miscellaneous    .
5.1.    Successors and Assigns    . The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
5.2.    Governing Law    . This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
5.3.    Counterparts; Facsimile    . This Agreement may be executed and delivered by an electronic portable document format file, facsimile or other reproduction and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
5.4.    Titles and Subtitles    . The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
5.5.    Notices    . All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five Business Days after having been sent by certified mail, return receipt requested, postage prepaid, or (c) two Business Days after deposit with an internationally recognized express courier service, specifying same day or next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such address as subsequently modified by written notice given in accordance with this Section 5.5.
5.6.    Amendments and Waivers    . Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section 5.6 shall be binding upon the Investor, and each transferee of the Shares, and the Company.

5.7.    Severability    . Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal or unenforceable provision.
5.8.    Delays or Omissions    . No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
5.9.    Entire Agreement    . This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
5.10.    Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the transactions contemplated hereby.
5.11.    Certain Interpretive Matters.
(a)    Unless the context otherwise requires, (i) all references to Sections or Articles are to be Sections or Articles of this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) words in the singular include the plural and vice versa, (iv) the term “including” means “including without limitation,” (v) all references to $ or dollar amounts will be to lawful currency of the United States, (vi) to the extent the term “day” or “days” is used, it shall mean calendar days, and (vii) the words “herein,” “hereby,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or other subdivision of this Agreement.
(b)    No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

IN WITNESS WHEREOF, the parties have executed this Series B Convertible Preferred Stock Exchange Agreement as of the date first written above.
COMPANY:

ALON USA ENERGY, INC.

By:
Name:
Title:

Address:
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
Attention: Secretary

ALON BRANDS:

ALON BRANDS, INC.

By:
Name:
Title:

Address:
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
Attention: Secretary

INVESTOR:

By:
Name:
Title:

Address:
____________________________________
____________________________________
____________________________________

Signature Page to Series B Convertible Preferred Agreement